EXHIBIT 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made and entered into this 31 day of December, 2020, by and between, Allure Worldwide, Inc., a Nevada corporation, with offices located at 18731 SE River Ridge, Tequesta, Florida (“Allure”), and Genvor Incorporated (“Genvor”), a Delaware corporation, located at 13155 Noel Road, Suite 900 Dallas Texas, 75240. The Agreement will collectively refer to Allure Worldwide and Genvor Incorporated as the “Parties” (or individually as a “Party”).

BACKGROUND:

A. The Boards of Directors of Allure and Genvor have determined that Allure’s acquisition of 100% of the outstanding shares in Genvor through a share exchange in accordance with the Agreement’s terms, and subject to the conditions set forth in this Agreement, would be fair and in the best interests of the respective shareholders of Allure and Genvor. Consequently, the Boards of Directors of Allure and Genvor have approved such a share exchange upon the terms set out in the Agreement,

B. Allure currently has 20,000,000 common shares outstanding. Allure's board of directors have also authorized an additional 1,000,000 common shares for the purposes of being sold in whole or in part in a 419 offering.

C. Pursuant to this Agreement, all of the rights, title and interest in and to 100% of the shares of Genvor (the "Target Shares") will be transferred to Allure.

D. Pursuant to this Agreement, 19,000,000 shares of common stock of Allure (the “Exchange Shares”) shall be transferred to Genvor’s shareholders as directed by Genvor.

E. Genvor in turn will issue to the founding shareholders of Allure (the “Founding Shareholders”), 5% of the post exchange shares of common stock of Allure, or 1,000,000 shares of common stock of Allure (the "Retained Shares").

F. As a result of the performance of this agreement, the Founding Shareholders of Allure shall collectively own 5% of the shares of Genvor after the exchange of the shares. Allure’s Founding Shareholders shall not incur dilution of their 5% ownership position of Genvor for a period of two years from the commencement of trading of Genvor’s common stock. If Genvor issues additional shares or rights to shares of its stock during this two year period, it shall ratably increase the amount of Genvor shares issued to the Founding Shareholders so that the Founding Shareholders maintain 5% ownership of Genvor.

G. Allure and Genvor do hereby make certain representations, warranties, covenants and agreements in connection with the Exchange (as defined hereinafter) and also to prescribe various conditions to the Exchange.

H. For federal income tax purposes, the Parties intend that the Exchange shall qualify as reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

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NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE I

THE EXCHANGE

Exchange

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (“Nevada Statutes”), at the Closing (as hereinafter defined), the Parties shall do the following:

(a) The shareholders of Genvor (alternatively referred to herein as the “Company”) will sell, convey, assign, and transfer all of the shares of the Company to Allure by ensuring that all Genvor shares have been reissued in the name of Allure, via book entry or otherwise. The shares transferred to Allure at the Closing shall constitute 100% of all issued and outstanding shares in the Company.

(b) As consideration for its acquisition of all of the Company’s shares, Allure shall issue the Exchange Shares to Genvor by delivering book entry shares to the shareholders of Genvor evidencing the Exchange Shares

(c) For federal income tax purposes, the transfer of the Target Shares to Allure and the issuance of the Exchange Shares to Genvor’s shareholders (the “Exchange”) is intended to constitute a “reorganization” within the meaning of Section 368 of the Code, and the Parties shall report the transactions contemplated by this Agreement consistent with such intent and shall take no position in any Tax filing or legal proceeding inconsistent therewith. The Parties to this Agreement hereby adopt this Agreement as a “Plan of Reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Neither Allure nor Genvor has taken or failed to take, and after the Effective Time (as defined below), shall not take or fail to take, any action which reasonably could be expected to cause the Exchange to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(d) Allure Worldwide shall receive payment in total of $150,000.00 (the “Cash Purchase Price”) by Genvor or its affiliates. Allure acknowledges that it has already received $50,000 of the Cash Purchase Price as of the date of this Agreement, and the Parties agree that at the Closing, Genvor shall pay the $100,000 balance of the Cash Purchase Price.

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Effect of the Exchange

The Exchange shall have the effects set forth herein and in the applicable provisions of the Nevada Revised Statutes.

Closing

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VI and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Exchange (the “Closing”) will take place at 3pm. U.S. Central Time on the business day after satisfaction of the conditions set forth in Article V(or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article V) (the “Closing Date”), at the offices of EAD Law Group, LLC, unless another date, time or place is agreed to in writing by the Parties hereto. The Closing shall take place immediately upon Genvor making the payment described in Section I.1 herein.

Effective Time of Exchange

The Exchange shall become effective at such time as is permissible in accordance with Nevada Statutes (the time the Exchange becomes effective being the “Effective Time”). Allure and the Company shall use reasonable efforts to have the Closing Date and the Effective Time to be the same day.

As soon as practicable, the Parties shall make all filings or recordings required under Nevada Statutes, to include a change of name filing so that “Genvor Incorporated” is the official recognized name of the entity after the share exchange is effectuated.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Company

Genvor represents and warrants to Allure as follows:

(a) Organization, Standing and Power

Genvor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 8.02).

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(b) Shares

The shares represent 100% of the issued and outstanding equity interests of Genvor. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Genvor which have not been disclosed to Allure on Genvor’s audited financial statements for the period ending 12/31/2019, or which have not been made available through it’s auditors for the period January 1, 2020 through September 30, 2020. Genvor notified it’s auditors, Turner Stone Inc., that it would like to retain Turner Stone Inc. to auditfinancial statements for the year ending December 31, 2020. Additionally, Genvor will obtain an independent IP Valuation to record its assets and market capitalization reported on its 2020 audit.

Other than those disclosed in Genvor’s 2019 audit or those books and records reviewed by the auditors for the period of January 1, 2020 through September 30, 2020 which shall be made made available to Allure Worldwide

I. There are no rights, commitments, agreements, arrangements or undertakings of any kind to which Genvor is a party or by which it is bound obligating Genvor to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Genvor or obligating Genvor to issue, grant, extend or enter into any such right, commitment, agreement, arrangement or undertaking.

II. There are no outstanding contractual obligations, commitments, understandings or arrangements of Genvor to repurchase, redeem or otherwise acquire or make any payment in respect of the shares of Genvor which have (i) not been disclosed to Allure in connection with Genvor's audited financial statements for the period ending 12/31/2020; or (ii) that would otherwise prevent Allure's Founding Shareholders from owning 5% of Genvor afier the exchange of Shares and the Exchange Share is completed.

(c) Authority; Noncontravention

Genvor has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Genvor and the consummation by Genvor of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of Genvor. This Agreement has been duly executed and when delivered by Genvor shall constitute a valid and binding obligation of Genvor, enforceable against Genvor and the selling shareholders, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Genvor under, (i) Genvor’s articles of incorporation or bylaws, if any, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Genvor, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Genvor, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Genvor or could not prevent, hinder or materially delay the ability of Genvor to consummate the transactions contemplated by this Agreement.

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(d) Governmental Authorization.

No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to Genvor in connection with the execution and delivery of this Agreement by Genvor or the consummation by Genvor of the transactions contemplated by the Agreement, except, with respect to this Agreement, any filings under the Securities Act of 1933, as amended (the “Securities Act”) or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

(e) Absence of Certain Changes or Events.

Since January 1, 2019, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not, and there has not been, any:

(i) material adverse change with respect to Genvor;

(ii) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of Allure;

(iii) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Genvor to consummate the transactions contemplated by this Agreement;

(iv) incurrence, assumption or guarantee by Genvor of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to Allure in writing;

(v) creation or other incurrence by Genvor of any lien on any asset other than in the ordinary course consistent with past practices;

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(vi) transaction or commitment made, or any contract or agreement entered into, by Genvor relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Genvor of any contract or other right, in either case, material to Genvor, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii) labor dispute, other than routine, individual grievances, or, to the knowledge of Genvor, any activity or proceeding by a labor union or representative thereof to organize any employees of Genvor or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix) write-offs or write-downs of any assets of Genvor;

(x) creation, termination or amendment of, or waiver of any right under, any material contract of Genvor;

(xi) damage, destruction or loss having, or reasonably expected to have, a material adverse effect on Genvor;

(xii) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Genvor; or

(xiii) agreement or commitment to do any of the foregoing.

(f) Certain Fees. Other than those finder's fees or commissions disclosed in Genvor’s Private Placement Memorandum dated July 24, 2020, No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. An Exception may only be made by a written agreement between the parties.

(g) Litigation; Labor Matters; Compliance with Laws. There is no suit, action or proceeding or investigation pending or, to the knowledge of Genvor, threatened against or affecting Genvor or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Genvor or prevent, hinder or materially delay the ability of Genvor to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Genvor having, or which, insofar as reasonably could be foreseen by Genvor, in the future could have, any such effect which has not been disclosed to Allure.

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(h) Genvor is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Genvor.

(i) The conduct of the business of Genvor complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(h) Benefit Plans

Genvor is not a party to any Benefit Plan under which Genvor currently has an obligation to provide benefits to any current or former employee, officer or director of Genvor. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, ownership plan with respect to any shares interest, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

(i) Tax Returns and Tax Payments.

(i) Genvor is in the process of filing with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns will be true, correct and complete in all respects. All Taxes due and owing by Genvor will be paid (whether or not shown on any Tax Return and whether or not any Tax Return is required). Genvor is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to Genvor by a taxing authority in a jurisdiction where Genvor does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. As of the Closing Date, Genvor and its subsidiaries will not owe any unpaid taxes.

(ii) No material claim for unpaid Taxes has been made or become a lien against the property of Genvor or is being asserted against Genvor, no audit of any Tax Return of Genvor is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Genvor and is currently in effect. Ganvor has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

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(iii) As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

(j) Full Disclosure

All of the representations and warranties made by Genvor in this Agreement, and all statements set forth in the certificates delivered by Genvor at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Genvor pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Allure or its representatives by or on behalf of any of Genvor or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

Representations and Warranties of Allure Worldwide

At the time of execution of this Agreement, Allure represents and warrants to the Company as follows:

(a) Organization, Standing and Corporate Power

Allure is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Allure is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Allure.

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(b) Subsidiaries

Allure does not own directly or indirectly, any equity or other shares in any company, corporation, partnership, joint venture or otherwise.

(c) Capital Structure of Allure Worldwide

As of the date of this Agreement, the capital structure of Allure consists of:

Authorized Stock:

Common Stock: 300,000,000 common par value of $0.0001

Preferred Stock: 20,000,000 preferred par value $0.0001

Issued and Outstanding:

Common Stock: 20,000,000 common par value of $0.0001

Allure will not issue any additional stock prior to or upon the execution of this agreement. There are no other shares of Allure stock issuable upon the exercise of outstanding warrants, convertible notes, options and otherwise. Except as set forth above, no shares of capital stock or other equity securities of Allure are issued, reserved for issuance or outstanding. All shares which may have been issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d) Corporate Authority; Noncontravention

Allure has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Allure and the consummation by Allure of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Allure. This Agreement has been duly executed and when delivered by Allure shall constitute a valid and binding obligation of Allure, enforceable against Allure in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Allure under, (i) its articles of incorporation, bylaws, or other charter documents of Allure (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Allure or to its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Allure, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Allure or could not prevent, hinder or materially delay the ability of Allure to consummate the transactions contemplated by this Agreement.

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(e) Government Authorization

No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Allure in connection with the execution and delivery of this Agreement by Allure, or the consummation by Allure of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Nevada Statutes, the Financial Industry Regulatory Authority, Inc. (FINRA), the Depository Trust & Clearing Corporation (DTCC), Standard & Poor’s, the Securities Act or the Exchange Act.

(f) Financial Statements. The consolidated financial statements of Allure included in the reports, schedules, forms, statements and other documents filed with the SEC comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Allure and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended. Except as set forth in the Allure Documents, at the date of the most recent reported financial statements of Allure included in the Allure Documents, Allure has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Allure.

(g) Absence of Certain Changes or Events.

Except as disclosed in the Allure OTC Documents or contemplated in this Agreement, since July 30, 2018 (the “Allure Balance Sheet Date”) Allure has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not, and has not been, any:

(i) material adverse change with respect to Allure;

(ii) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 without prior consent of Genvor;

(iii) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Allure to consummate the transactions contemplated by this Agreement;

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(iv) incurrence, assumption or guarantee by Allure of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to the Company in writing;

(vi) transaction or commitment made, or any contract or agreement entered into, by Allure relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Allure of any contract or other right, in either case, material to Allure, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii) labor dispute, other than routine, individual grievances, or, to the knowledge of Allure, any activity or proceeding by a labor union or representative thereof to organize any employees of Allure or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix) write-offs or write-downs of any assets of Allure;

(x) creation, termination or amendment of, or waiver of any right under, any material contract of Allure ;

(xi) damage, destruction or loss having, or reasonably expected to have, a material adverse effect on Allure;

(xii) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Allure; or

(xiii) agreement or commitment to do any of the foregoing.

(h) Certain Fees.

No brokerage or finder’s fees or commissions are or will be payable by Allure to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(i) Litigation; Labor Matters; Compliance with Laws.

There is no suit, action or proceeding or investigation pending or, to the knowledge of Allure, threatened against or affecting Allure or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Allure or prevent, hinder or materially delay the ability of Allure to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Allure having, or which, insofar as reasonably could be foreseen by Allure, in the future could have, any such effect.

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(i) Allure is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Allure.

(ii) The conduct of the business of Allure complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(j) Benefit Plans

Allure is not a party to any Benefit Plan under which Allure currently has an obligation to provide benefits to any current or former employee, officer or director of Allure.

(k) Certain Employee Payments

Allure is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Allure of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(l) Tax Returns and Tax Payments.

Allure will file with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by Allure have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Allure is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to Allure by a taxing authority in a jurisdiction where it does not file Tax Returns that it is, or may be, subject to taxation by that jurisdiction. As of the Closing Date, the unpaid Taxes of Allure and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of Allure, if any.

(i) No material claim for unpaid Taxes has been made or become a lien against the property of Allure or is being asserted against Allure, no audit of any Tax Return of Allure is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Allure and is currently in effect. Allure has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

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(m) Environmental Matters

Allure is in compliance with all Environmental Laws in all material respects. Allure holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on Allure. Allure is in compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Allure or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to Allure. Allure has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to Allure. Allure has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on Allure. There are no past, pending or threatened claims under Environmental Laws against Allure and Allure is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Allure pursuant to Environmental Laws.

(n) Material Contract Defaults

Allure is not, or has not, received any notice or has any knowledge that any other party is in default in any respect under any Allure Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, an “Allure Material Contract” means any contract, agreement or commitment that has not been disclosed in the Allure OTC Documents or herein, and is expected to be effective as of the Closing Date to Allure and to which Allure is a party (i) with expected receipts or expenditures in excess of $5,000, (ii) requiring Allure to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $5,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Allure in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Allure or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

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(o) Properties

Allure has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Allure or acquired after the date thereof which are, individually or in the aggregate, material to the business of Allure (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by Allure are held under valid, subsisting and enforceable leases of which Allure is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(p) Intellectual Property

Allure owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs, including, without limitation, the source codes thereto (collectively “Intellectual Property”) that are necessary for the conduct of its business as now being conducted. All of the Allure licenses to use software programs are current and have been paid for the appropriate number of users. To the knowledge of Allure, none of its Intellectual Property or the Allur License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Allure or its successors.

(q) Board Determination

The Board of Directors of Allure has unanimously determined that the terms of the Agreement are fair to, and in the best interests of, Allure and its shareholders.

(r) Required Allure Share Issuance Approval

Allure represents that the issuance of the Exchange Shares to all of the shareholders of Genvor will be in compliance with the Nevada Statutes, the Bylaws of Allure and any relevant regulatory or governing bodies.

(s) Undisclosed Liabilities.

Allure has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Allure OTC Documents, disclosed herein or incurred in the ordinary course of business.

(t) Full Disclosure.

All of the representations and warranties made by Allure in this Agreement, and all statements set forth in the certificates delivered by Allure at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Allure pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of Allure and/or the Allure shareholders in connection with the negotiation of this Agreement and the transactions contemplated herein do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

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ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO THE EXCHANGE

Conduct of Genvor and Allure

From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, Genvor and Allure shall not, unless allowed in this Agreement or mutually agreed to in writing, take any of the following actions:

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time;

(b) sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

(d) except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to Genvor and Allure or their business or assets; or

(e) make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

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ARTICLE IV

ADDITIONAL AGREEMENTS

Access to Information; Confidentiality

(a) Genvor shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to afford to Allure and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its and to Genvor’s properties, books, contracts, commitments, personnel and records and, during such period, Genvor shall, and shall cause its officers, employees and representatives to, furnish promptly to Allure all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.

(b) No investigation pursuant to this Section 4.01 shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties hereto.

Best Efforts

Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing all things necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. Allure and Genvor shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

Public Announcements

Allure, on the one hand, and Genvor, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The Parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

Expenses

All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses. Genvor agrees to reimburse Allure for all reasonable legal and auditing fees incurred after July 1, 2020 in association with the filing of an amended S-1.

No Solicitation

Except as previously agreed to in writing by the other party, neither Genvor nor Allure shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any exchange, merger, consolidation, business combination, recapitalization or similar transaction involving Genvor or Allure, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Exchange or which would or could be expected to dilute the benefits to either the Company or Allure of the transactions contemplated hereby. Genvor or Allure will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any Parties conducted heretofore with respect to any of the foregoing.

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ARTICLE V

CONDITIONS PRECEDENT

Conditions to Each Party’s Obligation to Effect the Exchange

The obligation of each Party to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) No Restraints

No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Exchange that makes consummation of the Exchange illegal.

(b) Governmental Approvals

All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on Allure or Genvor shall have been obtained, made or occurred.

(c) No Litigation

There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership by Genvor, Allure or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company or Allure.

Conditions Precedent to Obligations of Allure

The obligation of Allure to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants

The representations and warranties of Genvor in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) Genvor shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Time.

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(b) Consents

Allure shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third Parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c) No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of Genvor that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Genvor.

(d) Delivery of the Assignment of Shares

Genvor shall have delivered, by book entry, the share certificates to Allure on the Closing Date.

(e) Due Diligence Investigation

Allure shall be reasonably satisfied with the results of its due diligence investigation of Genvor in its sole and absolute discretion.

Conditions Precedent to Obligation of Genvor

The obligation of Genvor to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants

The representations and warranties of Allure in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) Allure shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

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(b) Consents

Genvor shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third Parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c) No Material Adverse Change

There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of Allure that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Allure.

(d) Board Resolutions

The Company shall have received resolutions duly adopted by the Allure Board of Directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

(e) Delivery of the Exchange Shares Certificate

Genvor shall have received the Exchange Shares Certificate on the Closing Date.

(f) Current Report.

Allure shall file a Form 8-K with the SEC within four (4) business days of the Closing Date containing information about the Exchange.

(g) Due Diligence Investigation.

Genvor shall be reasonably satisfied with the results of its due diligence investigation of Allure in its sole and absolute discretion.

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

Termination

Unless an extension of time is agreed upon by both parties in writing, this Agreement may be terminated and abandoned at any time prior to the Effective Time of the Exchange:

(a) by mutual written consent of Allure and Genvor;

(b) by either Allure or Genvor if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Exchange and such order, decree, ruling or other action shall have become final and nonappealable;

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(c) by either Allure or Genvor if the Exchange shall not have been consummated on or before January 8, 2021 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time.);

(d) by Allure, if a material adverse change shall have occurred relative to Genvor (and not curable within thirty (30) days);

(e) by Genvor if a material adverse change shall have occurred relative to Allure (and not curable within thirty (30) days);

(f) by Allure, if Genvor willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(g) by Genvor, if Allure willfully fails to perform in any material respect any of its obligations under this Agreement.

Effect of Termination

In the event of termination of this Agreement by either Genvor or Allure as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Allure or Genvor. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

Amendment

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties upon approval by the party, if such party is an individual, and upon approval of the Boards of Directors of Allure and of Genvor.

Extension; Waiver

Subject to Section 6.01(c), at any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Return of Documents

In the event of termination of this Agreement for any reason, Allure and Genvor will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Allure and Genvor will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

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ARTICLE VII

SURVIVAL OF REPS AND WARRANTIES

Survival of Representations and Warranties

The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the Effective Time (except for with respect to Taxes, which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period).

ARTICLE VIII

GENERAL PROVISIONS

8.01 Notices

Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

If to Allure:

18731 SE River Ridge

Tequesta, FL 33469

If to Genvor:

13155 Noel Road, Suite 900

Dallas, Texas 75240

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8.02 Definitions

For purposes of this Agreement:

(a) an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b) “material adverse change” or “material adverse effect” means, when used in connection with Genvor or Allure, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Allure to the consummation of the Exchange);

(c) “person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and (d) a “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

8.03 Interpretation

When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

8.04 Entire Agreement; No Third-Party Beneficiaries

This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the Parties any rights or remedies.

8.05 Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.06 Assignment

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

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8.07 Enforcement

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

8.08 Severability

Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

8.09 Counterparts

This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other Parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

8.10 Attorney’s Fees.

In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing party or Parties shall be entitled to recover from the other party or Parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

8.11 Currency.

All references to currency in this Agreement shall refer to the lawful currency of the United States of America.

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IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

Allure Worldwide

By:	/s/ Robert Bubeck
Robert Bubeck, CEO

Genvor Incorporated

By:	/s/ Brad White
Brad White, CEO

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